UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

BCSB Bancorp, Inc.

(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236

(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 18, 2011, BCSB Bancorp, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Manufacturers and Traders Trust Company (“M&T”) and executed a Promissory Note in connection with the receipt of an 18-month revolving loan facility from M&T in the maximum principal amount of $2,000,000.00 which matures on June 1, 2012. Pursuant to the terms of a Pledge Agreement entered into on the same date as the Credit Agreement, the loan is secured by the Company’s stock in its wholly owned subsidiary, Baltimore County Savings Bank, F.S.B.

The Credit Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Credit Agreement. The Credit Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Credit Agreement is a summary and is qualified in its entirety by the terms of the Credit Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is filed herewith:

Exhibit 1.1	Credit Agreement, dated January 18, 2011 by and between BCSB Bancorp, Inc. and Manufacturers and Traders Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.
Date: January 21, 2011
	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer